EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CSI COMPRESSCO LP
DECLARES INCREASED FOURTH QUARTER 2014 CASH DISTRIBUTION
AND SCHEDULES FOURTH QUARTER 2014 RESULTS CONFERENCE CALL

Midland, Texas (January 20, 2015) - CSI Compressco LP (CSI Compressco or the Partnership) (NASDAQ: CCLP) announced today that the board of directors of its general partner has declared a cash distribution attributable to the quarter ended December 31, 2014 of $0.485 per outstanding unit, or $1.94 per outstanding unit on an annualized basis. This amount is an increase of $0.025 per outstanding unit over the previous distribution of $0.46, and an increase of $0.0475 per outstanding unit over the distribution of $0.4375 ($1.75 on an annualized basis) attributable to the fourth quarter of 2013. This cash distribution will be paid on February 13, 2015 to all unitholders of record as of the close of the business on January 30, 2015.

In addition, CSI Compressco expects to release its fourth quarter 2014 earnings results on Thursday, February 26, 2015 and will host a conference call at 10:30 a.m. Eastern Time on that day to discuss the earnings results. The phone number for the call is 866/374-8397. The conference will also be available by live audio webcast and may be accessed through CSI Compressco’s website at www.compressco.com. The earnings press release will be available on CSI Compressco’s website prior to the conference call. A replay of the call will be available at 877/344-7529, conference number 10059475, for one week following the conference, and the archived webcast will be available through CSI Compressco’s website for thirty days following the conference.

CSI Compressco is a provider of compression services and equipment for natural gas and oil production, gathering, transportation, processing, and storage. CSI Compressco’s compression and related services business includes a fleet of over 6,000 compressor packages providing in excess of 1.0 million in aggregate horsepower, utilizing a full spectrum of low-, medium-, and high-horsepower engines. CSI Compressco also provides well monitoring and automated sand separation services in conjunction with compression services in Mexico. CSI Compressco’s equipment and parts sales business includes the fabrication and sale of standard compressor packages, custom-designed compressor packages, and engine-driven oilfield fluid pump systems designed and fabricated primarily at our facilities in Midland, Texas and Oklahoma City, Oklahoma, as well as the sale of compressor parts and components manufactured by third-party suppliers. CSI Compressco’s aftermarket services business provides compressor package reconfiguration and maintenance services. CSI Compressco’s customers comprise a broad base of natural gas and oil exploration and production, mid-stream, transmission, and storage companies operating throughout many of the onshore producing regions of the United States as well as in a number of foreign countries, including Mexico, Canada, and Argentina. CSI Compressco is managed by CSI Compressco GP Inc., which is an indirect, wholly owned subsidiary of TETRA Technologies, Inc. (NYSE: TTI).

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets,” or similar expressions that convey the uncertainty of future events, activities, expectations, or outcomes identify forward-looking statements. These forward-looking statements include statements concerning expected results of operations for 2014, financial guidance, estimated distributable cash, estimated earnings, earnings per unit, and statements regarding CSI Compressco’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by CSI Compressco in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of CSI Compressco. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect the Partnership’s actual results are described in CSI

Compressco’s Annual Report on Form 10-K for the year ended December 31, 2013, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the U.S. Securities and Exchange Commission. CSI Compressco undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

This press release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). CSI Compressco’s distributions to foreign investors are subject to federal tax withholding at the highest applicable effective tax rate. Nominees are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

Contact:
CSI Compressco LP, Midland, Texas
Timothy A. Knox, 432/563-1170
Fax: 432/561-9732
www.compressco.com

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